UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:  October 6, 2006
(Date of Earliest Event Reported)

SOUTHERN NATURAL GAS COMPANY
(Exact name of Registrant as specified in its charter)

Delaware	1-2745	63-0196650
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

El Paso Building
1001 Louisiana Street
Houston, Texas 77002

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (713) 420-2600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On October 6, 2006, Southern Natural Gas Company (“SNG”) closed an approximate $27 million receivable sale under a $40 million receivable sale program. Under this program SNG sold approximately $27 million of receivables to SNG Funding Company, L.L.C, an unconsolidated subsidiary of SNG (“SNG Funding”) that is a qualifying special purpose entity under generally accepted accounting principles. This is an off-balance sheet transaction that will be non-recourse to SNG and will be reflected as a sale in SNG's consolidated financial statements.

Under this program, pursuant to an agreement between SNG and its wholly-owned consolidated subsidiary SNG Finance Company, L.L.C. (“SNG Finance”), SNG will sell and assign to SNG Finance substantially all of its receivables in connection with the daily transportation or storage of natural gas by SNG and all receivables arising from commodity, volumetric or usage or from transportation and storage services (collectively, the “Receivables”), and will assign to SNG Finance the deposit accounts into which the proceeds of such Receivables are paid. This agreement, referred to as the First Tier Receivables Sale Agreement, is filed as Exhibit 10.A hereto and incorporated herein by reference.

Under a second agreement between SNG Finance and SNG Funding, SNG Finance will sell and assign to SNG Funding substantially all of the Receivables and will assign to SNG Funding the deposit accounts into which the proceeds of such Receivables are paid. This agreement, referred to as the Second Tier Receivables Sale Agreement, is filed as Exhibit 10.B hereto and incorporated herein by reference.

Under the Receivables Purchase Agreement among SNG, as Servicer, SNG Funding, as Seller, the investors from time to time parties thereto as Investors, the managing agents from time to time parties thereto as Managing Agents, and BNP Paribas, New York Branch, as Program Agent, SNG Funding will from time to time issue (i) undivided interests (intended to constitute senior beneficial interests) in the Receivables to the Investors in exchange for cash up to the program limit of $40 million per receivables cycle, and (ii) an undivided interest (intended to constitute a junior beneficial interest) in the Receivables to SNG Finance. SNG will act as Servicer to service the collection of the Receivables. The commitment of the Investors to purchase the Receivables under the Receivables Purchase Agreement has a term of 364 days and is renewable for another 364 days at the Investors' sole discretion upon request by SNG Funding. The Receivables Purchase Agreement is filed as Exhibit 10.C hereto and incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

    (d) Exhibits.

Exhibit Number	Description

10.A	First Tier Receivables Sale Agreement dated October 6, 2006 between Southern Natural Gas Company and SNG Finance Company L.L.C.
10.B	Second Tier Receivables Sale Agreement dated October 6, 2006 between SNG Finance Company L.L.C. and SNG Funding Company L.L.C.
10.C
Receivables Purchase Agreement dated October 6, 2006 among SNG Funding Company L.L.C., as Seller, Southern Natural Gas Company, as Servicer, Starbird Funding Corporation, as the initial Conduit Investor and Committed Investor, the other investors from time to time parties thereto, BNP Paribas, New York Branch, as the initial Managing Agent, the other Managing Agents from time to time parties thereto, and BNP Paribas, New York Branch, as Program Agent.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SOUTHERN NATURAL GAS COMPANY

By:	/s/ John R. Sult
John R. Sult
Senior Vice President, Chief Financial Officer and Controller
(Principal Accounting and Financial Officer)

 Dated:  October 13, 2006

EXHIBIT INDEX

Exhibit Number	Description

10.A	First Tier Receivables Sale Agreement dated October 6, 2006 between Southern Natural Gas Company and SNG Finance Company L.L.C.
10.B	Second Tier Receivables Sale Agreement dated October 6, 2006 between SNG Finance Company L.L.C. and SNG Funding Company L.L.C.
10.C
Receivables Purchase Agreement dated October 6, 2006 among SNG Funding Company L.L.C., as Seller, Southern Natural Gas Company, as Servicer, Starbird Funding Corporation, as the initial Conduit Investor and Committed Investor, the other investors from time to time parties thereto, BNP Paribas, New York Branch, as the initial Managing Agent, the other Managing Agents from time to time parties thereto, and BNP Paribas, New York Branch, as Program Agent.